Exhibit 10.4

Execution Copy

SECURITY AGREEMENT

This SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 28th day of December, 2017 by BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation (“Pledgor”), in favor of PALM GLOBAL SMALL CAP MASTER FUND LP, a company organized under the laws of the Cayman Islands, and PALM ACTIVE DENTAL, LLC, a Delaware limited liability company (collectively, “Secured Parties” and, individually, each a “Secured Party”).

1.           Recitals.

Pledgor is executing and delivering to Secured Parties the Notes, as hereinafter defined. Pledgor deems it to be in the direct pecuniary and business interests of Pledgor that it obtain from Secured Parties the financial accommodations provided for under the Notes.

Pledgor understands that Secured Parties are willing to grant the financial accommodations provided for under the Notes only upon certain terms and conditions, one of which is that Pledgor grant to Secured Parties a security interest in the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to Pledgor by Secured Parties, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

2.           Definitions. Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Notes shall have their respective meanings ascribed to them in the Notes, and (b) unless otherwise defined in the Notes, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

“Account” means an account, as that term is defined in the U.C.C.

“Account Debtor” means an account debtor, as that term is defined in the U.C.C., or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any guarantor thereof or other accommodation party therefor.

“Cash Security” means all cash, instruments, Deposit Accounts, Securities Accounts and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Pledgor presently has or may hereafter have any claim, wherever located (including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of a Secured Party).

“Collateral” means all of Pledgor’s existing and future (a) personal property; (b) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter-of-credit rights, Commercial Tort Claims, General Intangibles, Inventory and Equipment; (c) Cash Security; and (d) Proceeds of any of the foregoing.

“Commercial Tort Claim” means a commercial tort claim, as that term is defined in the U.C.C. (Schedule 1 hereto lists all Commercial Tort Claims of Pledgor in existence as of the date hereof.)

“Deposit Account” means a deposit account, as that term is defined in the U.C.C.

“Equipment” means equipment, as that term is defined in the U.C.C.

“Event of Default” means an event or condition that constitutes an Event of Default, as defined in Section 15.1 hereof.

“General Intangibles” means (a) general intangibles, as that term is defined in the U.C.C.; and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

“Inventory” means inventory, as that term is defined in the U.C.C.

“Investment Property” means investment property, as that term is defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and/or priority of a security interest in investment property, and, in such case, investment property shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

“Notes” means each Convertible Senior Subordinated Secured Loan Note, dated as of the date hereof, executed by Pledgor in favor of a Secured Party, and any other Convertible Senior Subordinated Secured Loan Note issued in connection with the Securities Purchase Agreement, in each case as any of the foregoing may from time to time be amended, restated or otherwise modified, and any replacement or other promissory note executed in connection therewith.

“Obligation” means any present or future obligation, indebtedness, or liability of Pledgor owed to a Secured Party, of whatever kind and however evidenced, together with all extensions, renewals, amendments, restatements and substitutions thereof or therefor (including, without limitation, (a) each payment of interest or any fee or other amount payable under the Notes, and (b) any obligations of Pledgor under the Securities Purchase Agreement.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

“Pledged Notes” means the promissory notes payable to Pledgor, as described on Schedule 2 hereto, if any, and any additional or future note that may hereafter from time to time be payable to Pledgor.

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“Proceeds” means (a) proceeds, as that term is defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks, and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Secured Parties to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of Secured Parties to Pledgor’s sale, exchange, collection, or other disposition of any or all of the Collateral.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by, imposed upon or asserted against a Secured Party in any attempt by a Secured Party to (i) obtain, preserve, perfect or enforce any security interest evidenced by the Notes, this Agreement or any other Transaction Documents; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any other collateral securing the Obligations; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

“Secured Party” and “Secured Parties” means those terms as defined in the first paragraph of this Agreements, and includes any other Person for which Pledgor has issued a Note in favor of, and any assignee or transferee of any of the foregoing.

“Securities Account” means a securities account, as that term is defined in the U.C.C.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated of even date herewith, by and among Pledgor and Secured Parties, as the same may from time to time be amended, restated or otherwise modified or replaced.

“Senior Debt” means that term as defined in the Subordination Agreement.

“Senior Lender” means Guaranty Bank and Trust Company, a Colorado bank, and its successors and assigns with respect to the Senior Debt.

“Subordination Agreement” means that certain Subordination Agreement, dated as of December 28, 2017, by and among Secured Parties, Senior Lender and Pledgor (as the same may from time to time be amended, restated or otherwise modified or replaced).

“Transaction Documents” means that term as defined in the Securities Purchase Agreement.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of Colorado; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Colorado, “U.C.C.” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

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“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time in the relevant state or states.

3.           Grant of Security Interest. In consideration of and as security for the full and complete payment of all of the Obligations, Pledgor hereby agrees that Secured Parties shall at all times have, and hereby grants to Secured Parties, a security interest in all of the Collateral, including (without limitation) all of Pledgor’s future Collateral, irrespective of any lack of knowledge by any Secured Party of the creation or acquisition thereof.

4.           Subordination of Security Interest. Notwithstanding any other provision herein to the contrary, (a) the security interest of Secured Parties in the Collateral is subordinated to the security interest of Senior Lender pursuant to the Subordination Agreement, and (b) the rights and remedies of Secured Parties provided herein are subject in all respects to the provisions of the Subordination Agreement. This subordination shall remain effective so long as the Subordination Agreement is in effect.

5.           Representations and Warranties. Pledgor hereby represents and warrants to each Secured Party as follows:

5.1.        Pledgor is a corporation duly formed, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in each state in which a failure to so qualify would have a material adverse effect on Pledgor.

5.2.        Pledgor has full power, authority and legal right to pledge the Collateral, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The members/managers acting on Pledgor’s behalf have been duly authorized to execute and deliver this Agreement. This Agreement is valid and binding upon Pledgor in accordance with the terms hereof.

5.3.        Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Pledgor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, Pledgor’s articles of incorporation and bylaws) or of any other writing binding upon Pledgor in any manner.

5.4.        Pledgor is organized solely under the laws of the State of Colorado and has not continued existence from any other jurisdiction. As of the Closing Date, Pledgor’s chief executive office is set forth in Schedule 5.4 hereto. As of the Closing Date, Pledgor has places of business or maintains Collateral at the locations set forth on Schedule 5.4 hereto.

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5.5.        At the execution and delivery hereof, (a) other than in respect of Permitted Liens, there is no U.C.C. Financing Statement outstanding covering the Collateral, or any part thereof; (b) other than in respect of Permitted Liens, none of the Collateral is subject to any security interest or Lien of any kind; (c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by Pledgor or threatened to make any assessment in respect thereof; (d) upon execution of this Agreement and the filing of the U.C.C. Financing Statements in connection herewith, subject to the Subordination Agreement, Secured Parties will have a valid and enforceable first (or, so long as the Subordination Agreement is in effect, a second) security interest in the Collateral (to the extent perfection can be accomplished by such filing or action) that is the type in which a security interest may be created under the U.C.C. by the execution of a security agreement and perfected by the filing of a U.C.C. Financing Statement; and (e) Pledgor has not entered into any contract or agreement that would prohibit Secured Parties from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Pledgor. Pledgor does not own any subsidiaries.

5.6.        Each Pledged Note, if any, constitutes a valid obligation of the maker thereof, and is enforceable according to its tenor and free from any defense or offset of any kind. No default in payment has occurred under any Pledged Note. Pledgor has a valid, duly perfected security interest in and lien on any property that serves to secure any such Pledged Note. Pledgor’s security interest constitutes the first and only lien upon such property and, to Pledgor’s knowledge, no other party claims to have any right, title or interest of any kind in or to such property other than the owner of such property and Pledgor.

5.7.        Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that Pledgor has incurred to Secured Parties. Pledgor is not insolvent, as defined in any applicable state or federal statute, nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement to Secured Parties or any other documents executed and delivered to Secured Parties in connection herewith. Pledgor has not engaged, nor is Pledgor about to engage, in any business or transaction for which the assets retained by Pledgor are or will be an unreasonably small amount of capital, taking into consideration the obligations to Secured Parties incurred hereunder. Pledgor does not intend to, nor does it believe that it will, incur debts beyond Pledgor’s ability to pay such debts as they mature.

5.8.        At the execution and delivery hereof, no Event of Default will exist.

6.           Insurance. Pledgor shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property (including, if applicable, insurance required by the National Flood Insurance Reform Act of 1994) in such form, written by such companies, in such amounts, for such period, and against such risks as is generally consistent with insurance coverage maintained by Pledgor on the date hereof, with provisions satisfactory to Secured Parties for payment of all losses thereunder. Any sums received by Secured Parties in payment of insurance losses, returns or unearned premiums under the policies may, at the option of Secured Parties, be applied upon any Obligations then in default or due and payable.

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7.           Taxes and Other Pledgor Obligations. Pledgor shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles) for which Pledgor may be or become liable or to which any or all of Pledgor’s properties may be or become subject; (b) all of Pledgor’s wage obligations to Pledgor’s employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of Pledgor’s material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles) before such payment becomes overdue.

8.           Corporate Names and Locations of Collateral. Pledgor shall not (a) change its corporate name, or (b) change its state, province or other jurisdiction, or form of organization, or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement); unless, in each case, Pledgor shall have provided Secured Parties with at least thirty (30) days prior written notice thereof. Pledgor shall also promptly notify Secured Parties of (i) any change in any location where Pledgor’s Inventory or Equipment is maintained and any new locations where Pledgor’s Inventory or Equipment is to be maintained; (ii) any change in the location of the office where any of Pledgor’s records pertaining to its Accounts are kept; (iii) the location of any new places of business and the changing or closing of any of Pledgor’s existing places of business; and (iv) any change in the location of Pledgor’s chief executive office. In the event of any of the foregoing or if otherwise deemed appropriate by Secured Parties, Secured Parties are hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the sole discretion of Secured Parties, to perfect or continue perfected the security interest of each Secured Party in the Collateral. Pledgor shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and security interests and shall promptly reimburse Secured Parties therefor if Secured Parties pay the same. Such amounts not so paid or reimbursed shall be Related Expenses.

9.           Notice. Pledgor shall give Secured Parties prompt written notice if any Event of Default shall occur hereunder or if the Internal Revenue Service shall allege the nonpayment or underpayment of any tax by Pledgor or threaten to make any assessment in respect thereof.

10.         Transfers, Liens and Modifications Regarding Collateral. Pledgor shall not, without Secured Parties’ prior written consent, (a) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or Proceeds, except for the lien and security interest provided for by this Agreement and any security agreement securing only Secured Party; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of the Accounts of Pledgor except in the ordinary course of business of Pledgor. Notwithstanding the foregoing, Pledgor may sell Inventory in the ordinary course of business and may sell or otherwise dispose of Equipment that has become worn out, obsolete, functionally obsolescent or otherwise unnecessary to the proper operation of Pledgor’s business.

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11.         Collateral. Pledgor shall:

(a)         promptly furnish to Secured Parties, upon request, statements and information with respect to the Collateral as Secured Parties may reasonably request;

(b)         promptly notify Secured Parties in writing of any information that Pledgor has or may receive with respect to the Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of Secured Parties with respect thereto;

(c)         maintain the Equipment of Pledgor in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved;

(d)         deliver to Secured Parties, to hold as security for the Obligations, within ten business days after the written request of Secured Parties, all certificated Investment Property owned by Pledgor, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Parties, or in the event such Investment Property is in the possession of a securities intermediary or credited to a Securities Account, execute with the related securities intermediary a securities account control agreement over such Securities Account in favor of Secured Parties, in form and substance satisfactory to Secured Parties;

(e)         upon request of Secured Parties, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as Secured Parties may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to Secured Parties its rights hereunder and in or to the Collateral.

Pledgor hereby authorizes Secured Parties, to file U.C.C. Financing Statements or other appropriate notices with respect to the Collateral.

12.         Collections and Receipt of Proceeds by Secured Parties. At any time after the occurrence of an Event of Default, Secured Parties shall, at all times, have the right, but not the duty, to collect and enforce any or all of the Accounts as Secured Parties may deem advisable and, if Secured Parties shall at any time or times elect to do so in whole or in part, Secured Parties shall not be liable to Pledgor except for its own willful misconduct or gross negligence, if any. Pledgor hereby constitutes and appoints Secured Parties, or any Secured Party’s designated agent, as Pledgor’s attorney-in-fact to exercise, at any time after the occurrence of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Obligations:

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(a)         to receive, retain, acquire, take, endorse, assign, deliver, accept and deposit, in the name of a Secured Party or Pledgor, any and all of Pledgor’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral. Pledgor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Secured Parties shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b)         to transmit to Account Debtors of Pledgor, on any or all of the Accounts of Pledgor, notice of assignment to Secured Parties thereof and the security interest of Secured Parties and to request from such Account Debtors of Pledgor at any time, in the name of Secured Parties or Pledgor, information concerning the Accounts of Pledgor and the amounts owing thereon;

(c)         to transmit to purchasers of any or all of the Inventory of Pledgor, notice of the security interest of Secured Parties, and to request from such purchasers at any time, in the name of Secured Parties or Pledgor, information concerning the Inventory of Pledgor and the amounts owing thereon by such purchasers;

(d)         to notify and require Account Debtors on the Accounts of Pledgor and purchasers of the Inventory of Pledgor to make payment of their indebtedness directly to Secured Parties;

(e)         to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts of Pledgor, or any thereof, as Secured Parties, in their sole discretion, may deem to be advisable;

(f)          to enforce the Accounts of Pledgor or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of Secured Parties or Pledgor, and to withdraw any such suit or other proceeding. Pledgor agrees to lend every assistance requested by Secured Parties in respect of the foregoing, all at no cost or expense to Secured Parties and including, without limitation, the furnishing of such witnesses and of such records and other writings as Secured Parties may require in connection with making legal proof of any Account of Pledgor. Pledgor agrees to reimburse Secured Parties in full for all court costs and attorneys’ fees and every other cost, expense or liability, if any, incurred or paid by Secured Parties in connection with the foregoing, which obligation of Pledgor shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate; and

(g)         to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same, into the Cash Collateral Account or, at the option of Secured Parties, to apply them as a payment on the Obligations.

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13.         Authority of Secured Parties Under Pledged Notes. Upon payment in full of the Senior Debt, at the request of Secured Parties, Pledgor will promptly execute an appropriate endorsement on (or separate from) each Pledged Note of Pledgor and deposit such Pledged Note with Secured Parties. Pledgor irrevocably authorizes and empowers Secured Parties any time after the occurrence of an Event of Default, to (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes of Pledgor; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in the discretion of Secured Parties, any right, power or privilege granted to the holder of any Pledged Note of Pledgor by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse Pledgor’s name to each check or other writing received by Secured Parties as a payment or other proceeds of or otherwise in connection with any Pledged Note of Pledgor; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes of Pledgor, in each case by suit or otherwise as Secured Parties may desire; (g) enforce the security, if any, for the Pledged Notes of Pledgor by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as Secured Parties, in their discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate a Secured Party to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 13 or prohibit a Secured Party from settling, withdrawing or dismissing any action, suit or proceeding or require a Secured Party to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

14.         Use of Inventory and Equipment. Until the exercise by Secured Parties of their rights under this Agreement, Pledgor may (a) retain possession of and use the Inventory and Equipment of Pledgor in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease the Inventory in the ordinary course of business; and (c) use and consume raw materials or supplies, the use and consumption of which are necessary in order to carry on Pledgor’s business.

15.         Events of Default and Remedies.

15.1.      Any of the following shall constitute an Event of Default under this Agreement: (a) an Event of Default, as defined in the Notes, shall occur under the Notes; (b) any representation, warranty or statement made by Pledgor in or pursuant to this Agreement or in any other writing received by a Secured Party in connection with the Obligations shall be false or erroneous in any material respect when made; or (c) Pledgor shall fail or omit to perform or observe any agreement made by Pledgor in or pursuant to this Agreement or in any other writing received by a Secured Party pursuant hereto, and such failure or omission shall continue beyond the end of any applicable grace or cure period.

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15.2.      Secured Parties shall at all times have the rights and remedies of a secured party under the U.C.C. as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, any Note or any other Transaction Document, or otherwise provided in law or equity. Upon the occurrence of an Event of Default and at all times thereafter, Secured Parties may require Pledgor to assemble the Collateral, which Pledgor agrees to do, and make it available to Secured Parties at a reasonably convenient place to be designated by Secured Parties. Secured Parties may, with or without notice to or demand upon Pledgor and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any part thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Pledgor. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Pledgor or any other Person or property, all of which Pledgor hereby waives, and upon such terms and in such manner as Secured Parties may deem advisable, Secured Parties, in their sole discretion, may sell, assign, transfer and deliver any of the Collateral, at any time, or from time to time. No prior notice need be given to Pledgor or to any other Person in the case of any sale of Collateral that Secured Parties determine to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Secured Parties shall give Pledgor no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, any Secured Party may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Secured Parties may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Secured Parties, in their sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Obligations shall remain liable for any deficiency.

16.         Costs, Expenses and Taxes. Pledgor agrees to pay on demand all Related Expenses. The obligations of Pledgor provided for in this Section 16 shall survive any termination of this Agreement.

17.         Indemnification. Pledgor agrees to defend, indemnify and hold harmless each Secured Party (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against such Secured Party in connection with any investigative, administrative or judicial proceeding (whether or not such Secured Party shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Note or any Transaction Document or any actual or proposed use of proceeds of the Loan or any of the Obligations, or any activities of Pledgor or its affiliates; provided that no Secured Party (and its affiliates, officers, directors, attorneys, agents and employees) shall not have the right to be indemnified under this Section 17 for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 17 shall survive any termination of this Agreement.

18.         No Waiver or Course of Dealing. No course of dealing between Pledgor and Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of Secured Parties, any right, power or privilege hereunder or under any Note or any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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19.         Remedies Cumulative. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that Secured Parties may have or acquire by operation of law, by other contract or otherwise. Each right, power or privilege may be exercised by Secured Parties either independently or concurrently with other rights, powers and privileges and as often and in such order as Secured Parties may deem expedient. All of the rights and remedies of Secured Parties with respect to the Collateral, whether established hereby or by any Note or any other Transaction Document, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

20.         Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

21.         Modifications. This Agreement may be amended or modified only by a writing signed by Pledgor and Secured Parties. No waiver or consent granted by Secured Parties in respect of this Agreement shall be binding upon Secured Parties unless specifically granted in writing, which writing shall be strictly construed.

22.         Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, and, if to a Secured Party, mailed or delivered to it, addressed to the address of such Secured Party specified in the Securities Purchase Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two business days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic transmission, in each case with telephonic confirmation of receipt, except that notices from Pledgor to a Secured Party pursuant to any of the provisions hereof shall not be effective until received by such Secured Party

23.         Assignment and Successors. This Agreement shall not be assigned by Pledgor without the prior written consent of Secured Parties. This Agreement shall be binding upon Pledgor and the successors and permitted assigns of Pledgor, and shall inure to the benefit of and be enforceable and exercisable by Secured Parties and their respective successors and assigns. Any attempted assignment or transfer without the prior written consent of Secured Parties shall be null and void.

24.         Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof.

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25.         Headings; Execution. The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement. This Agreement may be executed by facsimile signature, which, when so executed and delivered, shall be deemed to be an original.

26.         Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Pledgor and Secured Parties hereunder shall be governed by and construed in accordance with Colorado law, without regard to principles of conflicts of laws that would result in the application of the law of any other state. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Colorado state or federal court sitting in the City and County of Denver County, Colorado, over any action or proceeding arising out of or relating to this Agreement, any Note or any other Transaction Document, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Colorado state or federal court. Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, nonappealable judgment in any such action or proceeding in any state or federal court in the State of Colorado shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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Execution Copy

JURY TRIAL WAIVER. PLEDGOR, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN PLEDGOR AND EACH SECURED PARTY, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Security Agreement as of the date first set forth above.

Address:	1777 S. Harrison Street	BIRNER DENTAL MANAGEMENT
	Suite 1400	SERVICES, INC.
Denver, CO 80201
	Attention: Chief Financial Officer	By:	/s/ Dennis N. Genty
Name: Dennis N. Genty
Title: Chief Financial Officer

Signature Page to

Security Agreement

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None as of the date hereof.

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SCHEDULE 2

PLEDGED NOTES

A note receivable was created as part of a dental office acquisition in the original principal amount of $147,394.37, of which approximately $36,464 in principal amount is outstanding. The note has equal monthly principal and interest amortization payments and a maturity date of October 31, 2018. The note bears interest at 6%, which is accrued monthly. The maker of the note defaulted on two payments on the note. Pledgor has waived those defaults and has extended the maturity date of the note for two months to December 31, 2018 to recover those payments.

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SCHEDULE 5.4

LOCATIONS

1777 S. Harrison Street
Suite 1400
Denver, CO 80201
(chief executive office and principal place of business)

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